Exhibit 1.1

, 2018

Central Puerto S.A.

Common shares

Form of Underwriting Agreement

J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

United States of America

Merrill Lynch, Pierce, Fenner & Smith

           Incorporated

One Bryant Park

New York, New York 10036

United States of America

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

Ladies and Gentlemen:

Certain stockholders named in Schedule 2 hereto (the “Selling Stockholders”) of Central Puerto S.A., an Argentine sociedad anónima (the “Company”), propose to sell to the several underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of              common shares, par value Ps. 1.00 per share (the “Shares”) of the Company (the “Firm Shares”) and, at the option of the Underwriters, up to an additional              Shares (the “Additional Shares” and, together with the Firm Shares, the “Securities”).

The Underwriters may elect that any or all of the Firm Shares and/or the Additional Shares purchased by the Underwriters be represented by American Depositary Shares (“ADSs”), each representing ten Shares. In that case, the Underwriters may request in writing to the Selling Stockholders, at any time, that some or all of the Securities purchased by the Underwriters be delivered by the Selling Stockholders, as applicable, to the account of The Branch of Citibank

N.A. established in the Republic of Argentina, as custodian (the “Custodian”) in Argentina for Citibank, N.A., as depositary (the “Depositary”). The Depositary, upon instruction of the Representatives, will issue and deliver ADSs, pursuant to a deposit agreement (the “Deposit Agreement”) entered into on the date hereof among the Company, the Depositary and the holders and beneficial owners of the ADSs issued thereunder.

The Company and the Selling Stockholders have also entered into an Argentine placement agreement (the “Argentine Placement Agreement”), dated as of    , 2018 and governed by Argentine law, with the Argentine placement agents named therein (the “Argentine Placement Agents”) for the concurrent public offer and sale by the Selling Stockholders in Argentina (the “Argentine Offering”) of            Shares (the “Argentine Shares”). In connection with the Argentine Offering, the Company has prepared an informational prospectus dated    , 2018 (the “Argentine Informational Prospectus”).

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Securities, as follows:

1.    Registration Statement. The Company has prepared and filed with the U.S. Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Securities Act”), a registration statement on Form F-1 (File No. 333-222402), including a prospectus, relating to the Offered Securities (as defined below). Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rules 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and, as used herein, the term “Preliminary Prospectus” means each prospectus included in the Registration Statement (and any amendments thereto) before effectiveness, any prospectus filed with the SEC pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Offered Securities. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and/or the Prospectus.

“Offered Securities” means on the date hereof, the Closing Date and the Additional Closing Date, the Securities offered by the Selling Stockholders and, to the extent such Securities are delivered by the Depositary in the form of ADSs at the request of the Underwriters, such ADSs.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated    , 2018 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means             [A.M./P.M.], New York City time, on     , 2018.

2.    Purchase of the Offered Securities. (a) Each of the Selling Stockholders agrees, severally and not jointly, to sell the Firm Shares to the several Underwriters as provided in this underwriting agreement (this “Agreement”), and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from each of the Selling Stockholders at a purchase price per Share of U.S.$             (the “Purchase Price”) the number of Firm Shares set forth opposite such Underwriter’s name in Schedule 1 hereto.

In addition, Guillermo Pablo Reca, a Selling Stockholder, as and to the extent indicated in Schedule 2 hereto, and as part of the public offering of the Securities, agrees to sell the Additional Shares to the several Underwriters as provided in this Agreement and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase at their election, severally and not jointly, from Mr. Reca up to              Additional Shares at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Additional Shares. If any Additional Shares are to be purchased, the number of Additional Shares to be purchased by each Underwriter shall be the number of Additional Shares which bears the same ratio to the aggregate number of Additional Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Firm Shares being purchased from the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Offered Securities as the Representatives in their sole discretion shall make. Any such election to purchase Additional Shares shall be made in proportion to the maximum number of Additional Shares to be sold as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Additional Shares at any time in whole, or from time to time in part, on or before the thirtieth (30th) day following the date of the Prospectus, by written notice from the Representatives to Mr. Reca. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised and the date and time when the Additional Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as defined below) but shall not be earlier than the Closing Date nor later than the tenth (10th) full business day (as defined below) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

The Underwriters may elect to have the Depositary issue and deliver ADSs representing any or all of the Firm Shares and/or the Additional Shares. In that case, the Underwriters may request in writing to the Selling Stockholders (or, in the case of the Additional Shares, to Mr. Reca) at any time that some or all of the Securities purchased by the Underwriters be delivered by the Selling Stockholders, as applicable, to the account of the Custodian. In such case, upon instruction of the Representatives, the Depositary shall issue and deliver ADSs to the Underwriters, in which case the obligations of the Selling Stockholders to deliver such Securities will only be satisfied upon the issuance by the Depositary and delivery to the Underwriters of the corresponding ADSs.

(b)    The Selling Stockholders understand that the Underwriters intend to make a public offering of the Offered Securities as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Offered Securities on the terms set forth in the Pricing Disclosure Package. The Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Offered Securities to or through any affiliate of an Underwriter.

(c)    Payment for the Securities shall be made by wire transfer in immediately available funds to the accounts specified by the Selling Stockholders to the Representatives in the case of the Firm Shares, at the offices of Simpson Thacher & Bartlett LLP at 10:00 A.M., New York City time, on     , 2018, or at such other time or place on the same or such other date, not later than the fifth (5th) business day thereafter, as the Representatives and the Selling Stockholders may agree upon in writing or, in the case of the Additional Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Additional Shares. The time and date of such payment for the Firm Shares is referred to herein as the “Closing Date” and the time and date for such payment for the Additional Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Securities to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Securities to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes and Depositary fees payable in connection with the sale of such Securities duly paid by the Selling Stockholders. Delivery of (i) the Securities by the Selling Stockholders shall be made to the account of the Custodian in Argentina and (ii) the ADSs by the Depositary shall be made through the facilities of The Depository Trust Company (“DTC”), unless the Representatives shall otherwise instruct.

(d)    Each of the Company and the Selling Stockholders acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Selling Stockholders with respect to the offering of Offered Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3.    Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

(a)    Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the SEC and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in any Preliminary Prospectus; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(b)    Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Pricing Disclosure Package; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof. No statement of material fact included in the Prospectus has been omitted from the Pricing Disclosure Package and no statement of material fact included in the Pricing Disclosure Package that is required to be included in the Prospectus has been omitted therefrom.

(c)    Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Offered Securities (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) and (iii) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives, or (iii) the Argentine Informational Prospectus, for use exclusively in Argentina. Each such Issuer Free Writing Prospectus complies in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation or warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in such Issuer Free Writing Prospectus or Preliminary Prospectus; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(d)    Emerging Growth Company. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged directly or through any person authorized to act on its behalf in any Testing-the-Waters Communication) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act.

(e)    Testing-the-Waters Materials. The Company (i) has not alone engaged in any Testing-the-Waters Communications other than Testing-the-Waters Communications with the consent of the Representatives with entities that are qualified institutional buyers within the meaning of Rule 144A under the Securities Act or institutions that are accredited investors within the meaning of Rule 501 under the Securities Act and (ii) has not authorized anyone other than the Representatives to engage in Testing-the-Waters Communications. The Company reconfirms that the Representatives have been authorized to act on its behalf in undertaking Testing-the-Waters Communications by virtue of a writing substantially in the form of Exhibit A hereto. The Company has not distributed or approved for distribution any Written Testing-the-Waters Communications other than those listed on Annex B hereto. “Written Testing-the-Waters Communication” means any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Securities Act. Any individual Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement or the Pricing Disclosure Package, complied in all material respects with the Securities Act, and when taken together with the Pricing Disclosure Package as of the Applicable Time, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(f)    Registration Statement and Prospectus. The Registration Statement has been declared effective by the SEC. No order suspending the effectiveness of the Registration Statement has been issued by the SEC, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Offered Securities has been initiated or threatened by the SEC; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(g)    ADS Registration Statement. A registration statement on Form F-6 (File No. 333-222402) has been filed with the SEC. Such registration statement has been declared effective by the SEC (such registration statement, as amended at the time it became effective, is referred herein as the “ADS Registration Statement”). No stop order suspending the effectiveness of the ADS Registration Statement has been issued by the SEC and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering has been initiated or threatened by the SEC; as of the applicable effective date of the ADS Registration Statement and any amendment thereto, the ADS Registration Statement complied and will comply in all material respects with the applicable requirements of the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein and or necessary in order to make the statements therein not misleading.

(h)    Argentine Informational Prospectus. The Company has also prepared and delivered an Argentine Informational Prospectus in connection with the offering of the Argentine Shares in the Argentine Offering. The Pricing Disclosure Package contains substantially similar information as, and is materially consistent with, the Argentine Informational Prospectus, except for any differences that may arise from the inclusion of information required by the applicable laws of Argentina, including, without limitation, the requirements of the Argentine Capital Markets Law No. 26,831 (the “Capital Markets Law”), the applicable rules and regulations of the Argentine Comisión Nacional de Valores (the “CNV” and “CNV Rules”, respectively), and of Bolsas y Mercados Argentinos S.A. (“BYMA” and, collectively, the “Argentine Securities Rules”), each as amended from time to time. The Argentine Informational Prospectus, together with the notices published or to be published on the web page of the CNV and in the bulletin (Boletín Diario) of the Bolsa de Comercio de Buenos Aires, by virtue of the delegation of powers made by BYMA, have been prepared in accordance with the CNV Rules. In addition, the public offering of the common shares of the Company has been approved by the CNV on January 18, 2017.

(i)    Financial Statements. The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly the financial position of the

Company on a consolidated basis as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included in the Registration Statement present fairly, in all material respects, the information required to be stated therein; the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its consolidated subsidiaries and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(j)    No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock, short-term debt or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(k)    Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and, to the extent relevant under applicable law, in good standing (or equivalent) under the laws of their respective jurisdictions of organization, are duly qualified to do business and are, to the extent relevant under applicable law, in good standing (or equivalent) in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, hold, lease and/or operate, as applicable, their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations, or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under the Transaction Documents (as defined below) (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(l)    Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party.

(m)    Due Authorization. The Company has full right, power and authority to execute and deliver this Agreement and the Deposit Agreement (collectively, the “Transaction Documents”) and to perform its obligations hereunder and thereunder. All action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and each of the Transaction Documents and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(n)    Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(o)    Deposit Agreement. The Deposit Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(p)    The Securities. The Securities to be sold by the Selling Stockholders have been duly authorized by the Company, have been validly issued, have been fully paid and are non-assessable and conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and none of the outstanding Securities have been issued in violation of any pre-emptive, accretion or similar rights of any security holder.

(q)    ADSs. The Securities sold by the Selling Stockholders may be freely deposited with the Custodian in Argentina by book-entry transfer at Caja de Valores S.A. or otherwise in accordance with applicable law. In accordance with applicable law, the Depositary, upon instruction of the Representatives, may issue and deliver ADSs to the Underwriters, in which case, upon the due issuance by the Depositary of American Depositary Receipts (the “ADRs”) evidencing ADSs, such ADRs will be duly and validly issued under the Deposit Agreement and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the Deposit Agreement; and the Deposit Agreement and the ADSs will conform in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r)    Descriptions of the Transaction Documents. Each Transaction Document conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(s)    No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws (estatutos sociales) or similar organizational documents; (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not, individually or in the aggregate, have a Material Adverse Effect.

(t)    No Conflicts. The execution, delivery and performance by the Company of each of the Transaction Documents and the consummation by the Company of the transactions contemplated by the Transaction Documents or the Pricing Disclosure Package and the Prospectus will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification or acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any property, right or asset of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws (estatutos sociales) or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation, default, lien, charge or encumbrance that would not, individually or in the aggregate, have a Material Adverse Effect.

(u)    No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of each of the Transaction Documents, and the consummation by the Company of the transactions contemplated by the Transaction Documents, except for the registration of the Offered Securities under the Securities Act and the approval of the placement by the CNV and such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Offered Securities by the Underwriters.

(v)    Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such Actions are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending Actions that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(w)    Independent Accountants. Pistrelli Henry Martin y Asociados S.RL., member of Ernst & Young Global, who have audited the audited financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the SEC and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act.

(x)    Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real and personal property that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries or (ii) could not, individually or in the aggregate, have a Material Adverse Effect.

(y)    Intellectual Property. (i) The Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses except for those the failure to own or have such legal right would not, individually or in the aggregate, have a Material Adverse Effect; (ii) to the knowledge of the Company, the

Company and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; (iii) the Company and its subsidiaries have not received any written notice of any claim relating to Intellectual Property; and (iv) to the knowledge of the Company, the Intellectual Property of the Company and their subsidiaries is not being infringed, misappropriated or otherwise violated by any person.

(z)    No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers, suppliers or other affiliates of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in each of the Registration Statement and the Prospectus and that is not so described in all material respects in such documents and in the Pricing Disclosure Package.

(aa)    Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the U.S. Investment Company Act of 1940, as amended, and the rules and regulations of the SEC thereunder (collectively, the “Investment Company Act”).

(bb)    Taxes. The Company and its subsidiaries have paid all taxes and filed all tax returns required to be paid or filed by applicable law, taking into account all available extensions, except where any such failure to pay or file would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and, except as otherwise disclosed in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no material tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties, assets or businesses.

(cc)    Concessions, Licenses and Permits. The Company and its subsidiaries possess all concessions, licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate national, provincial, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such material concession, license, sub-license, certificate, permit or authorization or has any reason to believe that any such concession, license, sub-license, certificate, permit or authorization will not be renewed in the ordinary course, except where any such failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(dd)    No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and neither the Company nor any subsidiary is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party. Neither the Company nor any of its subsidiaries has received any notice of cancellation or termination with respect to any collective bargaining agreement to which it is a party.

(ee)    Certain Environmental Matters. (i) The Company and its subsidiaries (x) are, and at all prior times were, in compliance with all, and have not violated any, applicable federal, state, local and foreign laws (including common law), rules, regulations, requirements, decisions, judgments, decrees, orders and other legally enforceable requirements relating to pollution or the protection of human health or safety, the environment, natural resources, hazardous or toxic substances or wastes, pollutants or contaminants (collectively, “Environmental Laws”); (y) have received and are in compliance with all, and have not violated any, permits, licenses, certificates or other authorizations or approvals required of them under any Environmental Laws to conduct their respective businesses; and (z) have not received notice of any actual or potential liability or obligation under or relating to, or any actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter as would not, individually or in the aggregate, have a Material Adverse Effect; and (iii) except as described in each of the Pricing Disclosure Package and the Prospectus, (x) there is no proceeding that is pending, or that is known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceeding regarding which it is reasonably believed no material monetary sanctions will be imposed, (y) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (z) none of the Company or its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(ff)    Accounting Controls. The Company and its subsidiaries maintain systems of internal accounting controls sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. The Company and its subsidiaries maintain internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(gg)    Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as are adequate to protect the Company and its subsidiaries and their respective businesses, and as are necessary to comply with Argentine legal requirements; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

(hh)    No Unlawful Payments. Neither the Company nor any of its subsidiaries, directors, officers, nor, to the knowledge of the Company, any employee of the Company or any of its subsidiaries or any authorized agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any person acting in an official capacity for or on behalf of any government-owned or controlled entity or public international organization, or any political party or party official or candidate for political office; (iii) violated or is in violation of any applicable provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), or Argentine Law No. 25,188, or of Argentine National Decree No. 41/99, or of Sections 256 to 268 (3) of the Argentine Criminal Code (Código Penal de la Nación Argentina), any applicable law or regulation implementing the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, (OECD Anti-Bribery Convention), the Bribery Act 2010 of the United Kingdom, or any other applicable anti-bribery or anti-corruption law or regulation (collectively with the FCPA, the “Anti-Corruption Laws”); or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, a rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit. The Company and its subsidiaries have instituted, maintain and enforce, and will continue to maintain and enforce policies and procedures designed to promote material compliance with all applicable anti-bribery and anti-corruption laws.

(ii)    Compliance with Anti-Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including, to the extent applicable, those of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all jurisdictions where the Company or any of its subsidiaries conducts business, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency, including the requirements in Argentina in connection with the Anti-Money Laundering Law No. 25,246, as amended and supplemented by Laws No. 26,087, 26,119, 26,268, 26,683, 26,734 and 27,260; Decree No. 290/2007; the Resolutions of the Financial Information Unit, including Resolutions No. 121/2011 and 229/2011, as amended, the applicable CNV Rules, and any amendments thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Argentine governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(jj)    No Conflicts with Sanctions Laws. None of the Company nor any of its subsidiaries, directors, officers, nor to the knowledge of the Company, any employee, agent, affiliate or other person acting on behalf of the Company or any of its subsidiaries is currently the subject or target of any sanctions administered or enforced by the U.S. government (including the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”) or the U.S. Department of State and including the designation as a “specially designated national” or “blocked person”), the United Nations Security Council (“UNSC”), the European Union or Her Majesty’s Treasury (“HMT”) (collectively, “Sanctions”), nor is the Company or, any of its subsidiaries located, organized or resident in a country or territory that is the subject or target of Sanctions that broadly prohibit dealings with such country or territory (as of the date of this Agreement, Cuba, Iran, North Korea, Sudan, Syria and Crimea (each, a “Sanctioned Country”)). For the past five years, the Company and its subsidiaries have not knowingly engaged in and are not knowingly engaged in any dealings or transactions with any person that at the time of the dealing or transaction, is, or was the subject or the target of Sanctions or with any Sanctioned Country.

(kk)    No Restrictions on Subsidiaries. Except as described in the Registration Statement, the Pricing Disclosure Package and Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock or similar ownership interest, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(ll)    No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against any of them or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(mm)    No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the SEC or, to the knowledge of the Company, the sale of the Offered Securities to be sold by the Selling Stockholders hereunder.

(nn)    No Stabilization. The Company has not taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(oo)    Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp)    Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq)    Cybersecurity. (i)(x) There has been no security breach or attack or other compromise of or relating to any of the Company’s and its subsidiaries’ information technology and computer systems, networks, hardware, software, data (including the data of their respective customers, employees, suppliers, vendors and any third party data maintained by or on behalf of them), equipment or technology (“IT Systems and Data”) and (y) the Company and its subsidiaries have not been notified of, and have no knowledge of any event or condition that would reasonably be expected to result in, any security breach, attack or compromise to their IT Systems and Data, (ii) the Company and its subsidiaries have complied, and are presently in compliance, with all applicable laws, statutes or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority and all industry guidelines, standards, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification and (iii) the Company and its subsidiaries have implemented backup and disaster recovery technology consistent with industry standards and practices, except, in each case as would not, individually or in the aggregate, have a Material Adverse Effect.

(rr)    Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Offered Securities and at the date hereof, the Company was not and is not an “ineligible issuer” as defined in Rule 405 under the Securities Act.

(ss)    Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Argentina or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Argentina, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of the Transaction Documents, (B) the deposit with the Depositary of the Securities against issuance of the ADSs or (C) the sale and delivery by the Underwriters of the Offered Securities as contemplated herein and in the Prospectus.

(tt)    Proper Legal Form under Argentine Law. The Transaction Documents are in proper legal form under the laws of Argentina for the enforcement thereof in Argentina against the Company, provided that for the enforceability of the Transaction Documents before Argentine courts the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgements, in which case mediation procedures remain optional for the plaintiff).

(uu)    Payments in Foreign Currency. Except as described in the Registration Statement, Pricing Disclosure Package and the Prospectus under the headings “Exchange Rates and Exchange Controls” and “Dividends,” under current laws and regulations of Argentina and any political subdivision thereof, access to the Argentine Free Foreign Exchange Market (Mercado Único y Libre de Cambios) is permitted for remittance abroad to pay dividends and other distributions on the Securities to foreign shareholders insofar as they arise from closed and audited financial statements, subject to previous fulfillment of the filings with the Argentine Central Bank required under Communication “A” 6401, as amended.

(vv)    No Immunity. Neither the Company nor any of its subsidiaries or their properties or assets has immunity under Argentine, U.S. federal or New York state law from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Argentine, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to their respective obligations, liabilities or any other matter under or arising out of or in connection herewith; provided that an Argentine court will not order the attachment prior to execution and attachment in aid of execution on any property located in Argentina and determined by such courts to be essential for the provision of public services. To the extent that the Company or any of its subsidiaries or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, the Company has, pursuant to Section 18(d) of this Agreement, waived, and it will waive, or will cause its subsidiaries to waive, such right to the extent permitted by law.

(ww)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against the Company based upon any of the Transaction Documents would be declared enforceable against the Company by the courts of Argentina, without reconsideration or reexamination of the merits, provided that, for the enforceability of any Transaction Document before Argentine courts, the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Argentine Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898, as amended); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(xx)    Valid Choice of Law. The choice of law of the State of New York as the governing law of the Transaction Documents is a valid choice of law under the laws of Argentina and will be honored by the courts of Argentina, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and provided that it does not contravene Argentine principles of public policy in Argentina or any political subdivision of Argentina, provided further that the application of the law of the State of New York will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, in-solvency, reorganization, moratorium and laws of general principles of equity, and that the applicable provisions of the laws of the State of New York shall be demonstrated in Argentina in accordance with Section 2595 of the Argentine Civil and Commercial Code. The Company is not aware of any reason why the Transaction Documents and the enforcement in Argentina of a judgement relating the Transaction Documents would be contrary to public policy or good morals. The Company has the power to submit, and pursuant to Section 18 (e) of this Agreement and Section 7.6 of the Deposit Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Service of process in respect of a claim or action in a U.S. court pursuant to the Transaction Documents, effected in the manner set forth in such agreements, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over the Company.

(yy)    Indemnification and Contribution. The Company has no reason to believe that the indemnification and contribution provisions set forth in Section 9 hereof contravene Argentine law or public policy.

(zz)    Passive Foreign Investment Company. Subject to the qualifications, limitations, exceptions and assumptions set forth in the Preliminary Prospectus and the Prospectus, the Company does not believe that it was a passive foreign investment company (a “PFIC”), as defined in section 1297 of the Internal Revenue Code of 1986, as amended, for the year ended December 31, 2017, and the Company does not expect to become a PFIC in the current taxable year or the foreseeable future.

(aaa)    Dividends. Under current laws and regulations of Argentina and any political subdivision thereof, any amount payable with respect to the Offered Securities upon liquidation of the Company or upon redemption thereof and dividends and other distributions declared and payable on the Offered Securities of the Company may be paid by the Company in United States dollars or euros and freely transferred out of Argentina, without the necessity of obtaining any governmental authorization in Argentina or any political subdivision or taxing authority thereof or therein, subject to previous fulfillment of the filings with the Argentine Central Bank as required under Communication “A” 4237, as amended. Payments made to the holders thereof or therein who are non-residents of Argentina would not be subject to income, withholding or other taxes under laws and regulations of Argentina or any political subdivision or taxing authority thereof or therein other than an income tax withholding would apply on the payments of dividends or other distributions payable upon liquidation or redemption thereof (the difference between redemption value and admissible cost of shares is considered a dividends distribution). The income tax withholding rate will vary depending on the year in which the profits that are being paid were obtained by the Company. In this regard, (i) no income tax withholding would apply on dividends originated from profits obtained before fiscal year 2018 unless such payments of dividends exceed the previously taxed accumulated income, where equalization tax applies at a rate of 35% over such excess; (ii) dividends originated from profits obtained during fiscal years 2018 and 2019 would be subject to a 7% income tax withholding on the amount of such dividends; and (iii) dividends originated from profits obtained during fiscal year 2020 onward would be subject to 13% income tax withholding on the amount of such dividends. For the distribution of dividends, the Argentine income tax law presumes (without accepting any rebut to this presumption) that the profits obtained first are the first distributed. Therefore, the FIFO method (first-in, first-out) should be applied to determine the income tax withholding applicable. All taxes due shall be withheld by the Company.

(bbb)    Legality. The legality, validity, enforceability or admissibility into evidence of any of the Registration Statement, the Pricing Disclosure Package, the Prospectus, the Transaction Documents or the Offered Securities in Argentina or any political subdivision thereof is not dependent upon such document being submitted into, filed or recorded with any court or other authority in any such jurisdiction on or before the date hereof or that any tax, imposition or charge be paid in any such jurisdiction on or in respect of any such document.

(ccc)    Legal Action. A holder of the Offered Securities and each Underwriter are each entitled to sue as plaintiff in the courts of Argentina for the enforcement of their respective rights under this Agreement and the Offered Securities, and access to such courts will not be subject to any conditions that are not applicable to residents of Argentina or a company incorporated in Argentina except that non-Argentine residents that do not hold or retain any property in Argentina and seek enforcement of any rights before Argentine courts may be required by such courts to provide a bond or similar undertaking (arraigo) with respect to the costs or damages associated with such proceedings, at the request of the defendant.

(ddd)    Foreign Issuer. The Company is a “foreign private issuer” as defined in Rule 405 under the Securities Act.

4.    Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter and the Company that:

(a)    Required Consents. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement hereinafter referred to, and for the sale of the Securities to be sold by such Selling Stockholder and delivery of the Offered Securities hereunder, have been obtained.

(b)    Authority. Such Selling Stockholder has full right, power and authority to enter into this Agreement, and to sell, assign, transfer and deliver the Offered Securities to be sold by such Selling Stockholder hereunder; this Agreement has been duly authorized, executed and delivered by such Selling Stockholder. All action required to be taken for the due and proper authorization, execution and delivery by such Selling Stockholder (or such Selling Stockholder’s attorney-in-fact) of this Agreement and the consummation by it of the transactions contemplated hereby and thereby has been duly and validly taken.

(c)    No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the sale of the Offered Securities to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, result in the termination, modification, acceleration of, or result in the creation or imposition of any lien, charge or encumbrance upon any property, right or asset of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property, right or asset of such Selling Stockholder is subject, except, in each case, as would not, individually or in the aggregate, have a Material Adverse Effect, (ii) result in any violation of the provisions of the charter or by-laws (estatutos sociales) or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute applicable to such Selling Stockholder or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder.

(d)    Title to Securities. Such Selling Stockholder has good and valid title to the Securities to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder, free and clear of all liens, encumbrances, equities or adverse claims, and, upon delivery of the certificates representing such Securities and payment therefor pursuant hereto, good and valid title to such Securities, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(e)    No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(f)    Issuer Free Writing Prospectus and Written Testing-the-Waters Communication. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, made, used, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus or Written Testing-the-Waters Communication, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act, (ii) the documents listed on Annex A or Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives, or, for the avoidance of doubt, (iii) the Argentine Informational Prospectus exclusively in Argentina.

(g)    Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder make no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(h)    Registration Statement and Prospectus. To the best knowledge of the Selling Stockholders, as of the applicable effective date of the Registration Statement and any post-effective amendment thereto; the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that such Selling Stockholder makes no representation or warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof.

(i)    Material Information. At the Applicable Time, and as of the Closing Date and as of the Additional Closing Date, as the case may be, that the sale of the Offered Securities by such Selling Stockholder is not and will not be prompted by any material information concerning the Company that is not set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

(j)    No Unlawful Payments. Neither such Selling Stockholder nor any of its subsidiaries, if applicable, nor any director or officer of such Selling Stockholder or, if applicable, any of its subsidiaries, nor, to the knowledge of such Selling Stockholder, any employee, authorized agent, affiliate or other person acting on behalf of such Selling Stockholder or any of its subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or taken an act in furtherance of an offer, promise or authorization of any direct or indirect unlawful payment or benefit to any foreign or domestic government official or employee, including of any governmental owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf or any of the foregoing, or any political party or party official or candidate for political office; (iii) violated or is in violation of any provision of any Anti-Corruption Laws; or (iv) made, offered, agreed, requested or taken an act in furtherance of any unlawful bribe or other unlawful benefit, including, without limitation, any rebate, payoff, influence payment, kickback or other unlawful or improper payment or benefit.

(k)    Compliance with Anti-Money Laundering Laws. The operations of such Selling Stockholder and, if applicable, its subsidiaries, are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Anti-Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving such Selling Stockholder or any of its subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of such Selling Stockholder, threatened.

(l)    No Conflicts with Sanctions Laws. Neither such Selling Stockholder nor any of its subsidiaries (if applicable), directors or officers, nor, to the knowledge of such Selling Stockholder, any employee, authorized agent, affiliate or other person acting on behalf of such Selling Stockholder or, if applicable, any of its subsidiaries is currently the subject or the target of any Sanctions administered or enforced by the U.S. government (including, without limitation, the OFAC or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person”), the UNSC, the European Union, or HMT, nor is such Selling Stockholder, any of its subsidiaries located, organized or resident in a Sanctioned Country; and such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is the subject or target of Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that would result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise), of Sanctions.

(m)    Organization and Good Standing. Such Selling Stockholder has been duly organized and is validly existing and in good standing under the laws of its respective jurisdictions of organization, is duly qualified to do business and is in good standing in each jurisdiction in which its respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold its respective properties and to conduct the businesses in which it is engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(n)    Stamp Taxes. Except for any net income, capital gains or franchise taxes imposed on the Underwriters by Argentina or any political subdivision or taxing authority thereof or therein as a result of any present or former connection (other than any connection resulting from the transactions contemplated by the Transaction Documents) between the Underwriters and the jurisdiction imposing such tax, or as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no stamp duties or other issuance or transfer taxes are payable by or on behalf of the Underwriters in Argentina, the United States or any political subdivision or taxing authority thereof solely in connection with (A) the execution, delivery and performance of this Agreement, (B) the delivery of the Offered Securities by such Selling Stockholder in the manner contemplated by this Agreement and the Prospectus, or (C) the sale and delivery by the Underwriters of the Offered Securities as contemplated herein and in the Prospectus.

(o)     Indebtedness. (i) None of such Selling Stockholder’s material outstanding indebtedness has become repayable before its respective maturity, nor has any security in respect of such indebtedness become enforceable by reason of default by such Selling Stockholder and no event has occurred or is pending which, with the lapse of time or the fulfillment of any condition or the giving of notice or the compliance with any other formality, may result in any such indebtedness becoming so repayable or any such security becoming enforceable and (ii) no person to whom any such indebtedness of such Selling Stockholder which is repayable on demand is owed has demanded or, to the best of the knowledge and belief of such Selling Stockholder, threatened to demand repayment of, or to take steps to enforce any security for, the same.

(p)    Private and Commercial Acts. Such Selling Stockholder is subject to civil and commercial law with respect to its obligations under this Agreement and the execution, delivery and performance of this Agreement by it constitutes private and commercial acts rather than public or governmental acts. It does not have immunity (sovereign or otherwise) from set-off, or counterclaim, from the jurisdiction of any Argentine, U.S. federal or New York state court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its respective obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that such Selling Stockholder or any of its properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated by the Transaction Documents, may at any time be commenced, such Selling Stockholder has, pursuant to Section 18(d) of this Agreement, waived, and it will waive such right to the extent permitted by law.

(q)    Enforcement of Foreign Judgments. Any final judgment for a fixed or determined sum of money rendered by any U.S. federal or New York state court located in the State of New York having jurisdiction under its own laws in respect of any suit, action or proceeding against such Selling Stockholder based upon this Agreement would be declared enforceable against such Selling Stockholder by the courts of Argentina, Uruguay and England, to the extent applicable to such Selling Stockholder, provided that for the enforceability of this Agreement and/or any other Transaction Document before Argentine courts the following requirements must be satisfied: (i) the original judgment shall fulfill all enforceability requirements in compliance with Articles 517 through 519 of Law No. 17,454 (Argentine Code for Civil and Commercial Procedures), as amended, namely that: (A) the judgment, which must be final in the jurisdiction where rendered, was issued by a competent court in accordance with Argentine laws regarding conflicts of laws and jurisdiction and other principles and rules of international law, and resulted from a personal action or an in rem action with respect to personal property, as opposed to real property, which was transferred to Argentina during or after the prosecution of the foreign action; (B) the defendant against whom enforcement of the judgment is sought was personally served with the summons of the action and, in accordance with due process of law, was given an opportunity to defend itself against the foreign action; (C) the judgment must be valid in the jurisdiction where rendered and its authenticity must be established in accordance with the requirements of Argentine law; (D) the judgment does not violate the principles of public policy of Argentine law (including Argentine Law No. 24,871); and (E) the judgment is not contrary to a prior or simultaneous judgment of an Argentine court; (ii) in respect of any document in a language other than Spanish (including, without limitation, the foreign judgment and other documents related thereto), a duly legalized translation by a sworn public translator into the Spanish language shall be submitted to the relevant court; (iii) the filing of claims with the Argentine judicial system shall be subject to the payment of a court tax to be paid by the person filing a claim and which tax rates vary from one jurisdiction to another (the current court tax in the courts sitting in the City of Buenos Aires is levied at a rate of 3% of the amount claimed in conformity with Article 2 of Argentine Law No. 23,898, as amended); and (iv) pursuant to Argentine Law No. 26,589 (as amended), certain mediation procedures must be exhausted prior to the initiation of lawsuits in Argentina (with the exception, among others, of bankruptcy and executory proceedings, which executory proceedings include the enforcement of foreign judgments, in which case mediation procedures remain optional for the plaintiff).

(r)    Valid Choice of Law. The choice of law of the State of New York as the governing law of this Agreement is a valid choice of law under the laws of Argentina and will be honored by the courts of Argentina and, to the extent applicable to such Selling Stockholder, Uruguay or England, subject to the restrictions described under the caption “Enforcement of Civil Liabilities” in the Registration Statement, the Pricing Disclosure Package and the Prospectus and provided that it does not contravene Argentine principles of public policy in Argentina or any political subdivision of Argentina, provided further that the application of the law of the State of New York will be preempted by applicable Argentine law in matters of bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and laws of general principles of equity, and that the applicable provisions of the laws of the State of New York shall be demonstrated in Argentina in accordance with Section 2595 of the Argentine Civil and Commercial Code. Such Selling Stockholder is not aware of any reason why this Agreement and the enforcement in Argentina of a judgement relating this Agreement would be contrary to public policy or good morals. Such Selling Stockholder has the power to submit, and pursuant to Section 18(e) of this Agreement, has legally, validly, effectively and irrevocably submitted, to the personal jurisdiction of each New York state and United States federal court sitting in the Borough of Manhattan in the City of New York and has validly and irrevocably waived any objection to the laying of venue of any suit, action or proceeding brought in such court. Service of process in respect of a claim or action in a U.S. court pursuant to this Agreement, effected in the manner set forth in this Agreement, assuming validity under the laws of the State of New York, will be effective, insofar as Argentine law is concerned, to confer valid personal jurisdiction over each of the Selling Stockholders.

(s)    Indemnification and Contribution. The indemnification and contribution provisions set forth in Section 9 hereof do not contravene Argentine law or public policy.

(t)    Currency. Under current laws and regulations of Argentina and any political subdivision thereof, to the extent any payment is to be made by such Selling Stockholder pursuant to this Agreement, such Selling Stockholder shall have access to the Argentine Free Foreign Exchange Market for purchasing U.S. dollars to make payments of amounts which may be payable under this Agreement. In the event of the existence of any restriction or prohibition on access to the Argentine Free Foreign Exchange Market, the Selling Stockholder shall, at its own expense, obtain U.S. dollars to satisfy its payment obligations hereunder, to the extent permitted by applicable law, by:

(i) purchasing, with Argentine pesos, any series of Argentine public debt instruments denominated in U.S. dollars or any other public or private bond or tradable security issued in Argentina and denominated in U.S. dollars, and subsequent transfer and sale of any such security, outside of Argentina, in exchange for U.S. dollars;

(ii) purchasing U.S. dollars in New York City, London or any other city or market in which U.S. dollars may be purchased, with any legal tender; or

(iii) acquiring U.S. dollars through any other legal mechanism for the acquisition of U.S. dollars in any exchange market.

In the event any of such transactions to obtain U.S. dollars is required to be undertaken by the Selling Stockholder, amounts due hereunder shall accrue interest until payment is made in U.S. dollars as set forth herein. Nothing contained herein shall relieve the Selling Stockholder of its obligation to make payments hereunder in U.S. dollars, for any reason whatsoever, including, without limitation, any of the following circumstances:

(i) the purchase of U.S. dollars in Argentina is more onerous or burdensome for the Selling Stockholder than as of the date hereof;

(ii) the exchange rate in effect in Argentina increases significantly from the rate in effect as of the date of the date hereof; or

(iii) the ability of the Selling Stockholder to satisfy its payment obligations hereunder in Argentine pesos, pursuant to Section 765 of the Argentine Civil and Commercial Code sanctioned by Law No. 26,994 and/or any other applicable regulations or general principles under Argentine law.

The Selling Stockholder hereby waives, to the fullest extent permitted by law, the right to invoke any defense of payment impossibility (including any defense under Section 1091 of the Argentine Civil and Commercial Code and/or any amendments and/or supplements to such regulations), impossibility of paying in U.S. dollars (assuming any liability for any force majeure or act of God), or right to pay in other currency other than U.S. dollars, including, without limitation, any legal currency in Argentina.

(u)     ERISA Compliance. Such Selling Stockholder is not (A) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), (B) a plan or account subject to Section 4975 of the Internal Revenue Code of 1986, as amended, or (C) an entity deemed to hold “plan assets” of any such plan or account under Section 3(42) of ERISA, 29 C.F.R. 2510.3-101, or otherwise.

5.    Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a)    Required Filings. The Company will file the final Prospectus with the SEC within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and the Company will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City prior to                          [A.M./P.M.], New York City time, on the business day next succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b)    Delivery of Copies. The Company will deliver, without charge, (i) to the Representatives, signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Offered Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Offered Securities is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Offered Securities by any Underwriter or dealer

(c)    Amendments or Supplements, Issuer Free Writing Prospectuses. Before making, preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not make, prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably objects.

(d)    Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus, any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication or any amendment to the Prospectus has been filed or distributed; (iv) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the SEC relating to the Registration Statement or any other request by the SEC for any additional information including, but not limited to, any request for information concerning any Testing-the-Waters Communication; (v) of the issuance by the SEC or any other governmental or regulatory authority of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication, or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event or development within the Prospectus Delivery Period as a result of which the Prospectus, any of the Pricing Disclosure Package or any Issuer Free Writing Prospectus or any Written Testing-the-Waters Communication, as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus or any Written-Testing-the-Waters Communication is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Offered Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its reasonable best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or any Written Testing-the-Waters Communication or suspending any such qualification of the Offered Securities and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e)    Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event or development shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with applicable law and (2) if at any time prior to the Closing Date (i) any event or development shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with applicable law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the SEC (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package (or any document to be filed with the SEC) as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with applicable law.

(f)    Blue Sky Compliance. The Company will qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Offered Securities; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g)    Earnings Statement. The Company will make generally available to its security holders and the Representatives as soon as practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the SEC promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158 under the Securities Act) of the Registration Statement.

(h)    Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act or file with the CNV a prospectus or any other offering document under the Argentine Securities Rules relating to, any Shares, or any securities convertible into or exercisable or exchangeable for Shares, including ADSs, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, including ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, including ADSs, or such other securities, in cash or otherwise, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith (the “Global Coordinators”), other than the Offered Securities to be sold hereunder.

(i)    If the Representatives, in their sole discretion, agree to release or waive the restrictions set forth in Section 6(a) or a lock-up letter described in Section 8(p) hereof for an officer or director of the Company and provide the Company with notice of the impending release or waiver substantially in the form of Exhibit A hereto at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit B hereto through a major news service at least two business days before the effective date of the release or waiver.

(j)    No Stabilization. Neither the Company nor its Subsidiaries will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k)    Exchange Listing. The Company will use its reasonable best efforts to list, subject to notice of issuance, the ADSs on the NYSE.

(l)    Reports. So long as the Offered Securities are outstanding, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Offered Securities, and copies of any reports and financial statements furnished to or filed with the SEC or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the SEC’s Electronic Data Gathering, Analysis, and Retrieval system.

(m)    Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the SEC in accordance with Rule 433 under the Securities Act.

(n)    Filings. The Company will file with the SEC such reports as may be required by Rule 463 under the Securities Act.

(o)    Emerging Growth Company; Foreign Private Issuer. The Company will promptly notify the Representatives if the Company ceases to be an Emerging Growth Company or a Foreign Private Issuer at any time prior to the later of (i) completion of the distribution of Offered Securities within the meaning of the Securities Act and (ii) completion of the 180-day restricted period referred to in Section 5(h) hereof.

(p)    Tax Indemnity. All payments to be made by the Company hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental shares whatsoever unless the Company is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for (i) any net income, capital gains or franchise taxes imposed on the Underwriters as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions, or (ii) any taxes imposed due to the failure of any Underwriter or agent thereof to provide, upon the reasonable request of the Company, such forms and other documentation relating to the residence, identity or connection with the applicable taxing jurisdiction of such Underwriter as it is legally eligible to provide, the Company shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(q)    Deposit Agreement and Depositary. At the request of the Underwriters and in compliance with the Deposit Agreement, the Selling Stockholders will deposit the Securities to be sold by the Selling Stockholders with the Custodian in Argentina in accordance with applicable law, on or prior to the Closing Date or the Additional Closing Date, as applicable, in accordance with the applicable mechanisms set forth by Caja de Valores S.A. and the Deposit Agreement. The ADRs evidencing the ADSs will be delivered by book entry transfer by the Depositary to the respective accounts of the Underwriters at the Closing Date or Additional Closing Date, as applicable.

6.    Further Agreements of the Selling Stockholders. Each of the Selling Stockholders covenants and agrees with each Underwriter that:

(a)    Clear Market. For a period of 180 days after the date of the initial public offering of the Offered Securities, such Selling Stockholder will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares, or any securities convertible into or exercisable or exchangeable for Shares (including without limitation, ADSs, or such other securities which may be deemed to be beneficially owned by such Selling Stockholder in accordance with the rules and regulations of the SEC and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, including ADSs, or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of the Shares, including ADSs, or such other securities, in cash or otherwise, or (iii) make any demand for or exercise any right with respect to the registration of any Shares, or any security convertible into or exercisable or exchangeable for Shares, including ADSs, without the prior written consent of the Global Coordinators, in each case other than the Offered Securities to be sold hereunder.

(b)    No Stabilization. Such Selling Stockholder will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Offered Securities.

(c)    Tax Form. Such Selling Stockholder will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9, W-8BEN or W-8BEN-E (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

(d)    Tax Indemnity. Such Selling Stockholder will indemnify and hold harmless the Underwriters against any documentary, stamp, registration or similar issuance tax, or any capital gains tax, including any interest and penalties, on the creation, issue and sale of the Offered Securities by such Selling Stockholder to the Underwriters and on the execution and delivery of this Agreement. All payments to be made by such Selling Stockholder hereunder shall be made without withholding or deduction for or on account of any present or future taxes, duties or governmental charges whatsoever unless such Selling Stockholder is compelled by law to deduct or withhold such taxes, duties or charges. In that event, except for (i) any net income, capital gains or franchise taxes imposed on the Underwriters as a result of any present or former connection (other than any connection resulting from the transactions contemplated by this Agreement) between the Underwriters and the jurisdiction imposing such withholding or deductions or (ii) any taxes imposed due to the failure of any Underwriter or agent thereof to provide, upon the reasonable request of the Selling Stockholder, such forms and other documentation relating to the residence, identity or connection with the applicable taxing jurisdiction of such Underwriter as it is legally eligible to provide, such Selling Stockholder shall pay such additional amounts as may be necessary in order to ensure that the net amounts received after such withholding or deductions shall equal the amounts that would have been received if no withholding or deduction had been made.

(e)    Use of Proceeds. Such Selling Stockholder will not directly or indirectly use the proceeds of the offering of the Offered Securities hereunder, or lend, contribute or otherwise make available such proceeds to a subsidiary, joint venture partner or other person or entity (i) to fund or facilitate any activities of or business with any person that, at the time of such funding or facilitation, is a person with whom dealings are prohibited or restricted pursuant to Sanctions, (ii) to fund or facilitate any activities of or business in any Sanctioned Country or (iii) in any other manner that will result in a violation by any person (including any person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions.

7.    Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a)    It has not used and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus,” as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the SEC by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included (including through incorporation by reference) in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex A or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”), or (iv) the Argentine Informational Prospectus, for use exclusively in Argentina.

(b)    It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Offered Securities unless such terms have previously been included in a free writing prospectus filed with the SEC.

(c)    It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering (and will promptly notify the Company and the Selling Stockholders, if any such proceeding against it is initiated during the Prospectus Delivery Period).

8.    Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Firm Shares on the Closing Date or the Additional Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a)    Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or, to the knowledge of the

Company, threatened by the SEC; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the SEC under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the SEC for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b)    Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be; and the statements of the Company and its officers and of each of the Selling Stockholders made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be.

(c)    No Downgrade. Subsequent to the earlier of (i) the Applicable Time and (ii) the execution and delivery of this Agreement, (i) no downgrading shall have occurred in the rating accorded any debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries by any “nationally recognized statistical rating organization,” as such term is defined under Section 3(a)(62) under the Exchange Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock issued or guaranteed by the Company or any of its subsidiaries (other than an announcement with positive implications of a possible upgrading).

(d)    No Material Adverse Change. No event or condition of a type described in Section 3(k) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e)    CFO Certificate. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, the Company shall have furnished to the Representatives a certificate, dated the respective dates of delivery thereof and addressed to the Underwriters, of its chief financial officer with respect to certain financial data contained in the Pricing Disclosure Package and the Prospectus, providing “management comfort” with respect to such information, in form and substance reasonably satisfactory to the Representatives.]

(f)    Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(a), 3(b), 3(c) and 3(f) hereof are true and correct, (i) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, (i) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (ii) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that such Selling Stockholders have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to such Closing Date.

(g)    Comfort Letters. (i) On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, Pistrelli, Henry Martin y Asociados S.R.L., member of Ernst Young Global, shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(h)    Opinion and 10b-5 Statement of U.S. Counsel for the Company and the Selling Stockholders. Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Company and the Selling Stockholders, shall have furnished to the Representatives, at the request of the Company and the Selling Stockholders, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-1 hereto.

(i)    Opinion and 10b-5 Statement of Argentine Counsel for the Company and the Selling Stockholders. Bruchou, Fernández Madero & Lombardi, Argentine counsel for the Company and the Selling Stockholders, shall have furnished to the Representatives, at the request of the Company and the Selling Stockholders, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-2 hereto.

(j)    Opinion of Uruguayan Counsel to Cantomi Uruguay S.A., Cinco Vientos Uruguay S.A. and Polinter S.A.. Guyer & Regules, Uruguayan counsel for Cantomi Uruguay S.A., Cinco Vientos Uruguay S.A. and Polinter S.A., shall have furnished to the Representatives, at the request of Cantomi Uruguay S.A., Cinco Vientos Uruguay S.A. and Polinter S.A., their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-3 hereto.

(k)    Opinion of English Counsel to Mark Patrick Dunfoy, Christopher Mary Masterson, Christopher Jason Gatenby, Vincent Gerald O’Brien. Macfarlanes LLP, English counsel for Mark Patrick Dunfoy, Christopher Mary Masterson, Christopher Jason Gatenby, Vincent Gerald O’Brien, shall have furnished to the Representatives, at the request of Mark Patrick Dunfoy, Christopher Mary Masterson, Christopher Jason Gatenby, Vincent Gerald O’Brien, their written opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-4 hereto.

(l)    Opinion and 10b-5 Statement of U.S. Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Simpson Thacher & Bartlett LLP, U.S. counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(m)    Opinion and 10b-5 Statement of Argentine Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Errecondo González & Funes, Argentine counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(n)    Opinion of Counsel for the Depositary. Patterson Belknap Webb & Tyler LLP, counsel for the Depositary, shall have furnished to the Representatives, at the request of the Depositary, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex D-5 hereto.

(o)    No Legal Impediment to Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority of Argentina, the United States or any other applicable jurisdiction that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Offered Securities; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Offered Securities hereunder.

(p)    Exchange Listing. The ADSs to be delivered on the Closing Date or the Additional Closing Date, as the case may be, shall have been approved for listing on the NYSE, subject to official notice of issuance.

(q)    Lock-up Agreements. The “lock-up” agreements, each substantially in the form of Exhibit C hereto, between you and certain shareholders, officers and directors of the Company listed in Exhibit D hereto relating to sales and certain other dispositions of shares of Shares, including in the form of ADSs, or certain other securities, delivered to you on or before the date hereof, shall be full force and effect on the Closing Date or the Additional Closing Date, as the case may be.

(r)    Power of Attorney. Each Selling Stockholder for which an attorney-in fact is executing and delivering this Agreement or any other document pursuant hereto shall have delivered a valid power of attorney prior to or on the date hereof, in form and substance satisfactory to the Representatives.

(s)    Depositary Delivery. The Depositary shall have furnished or caused to be furnished to the Representatives evidence reasonably satisfactory to the Representative of the authorization and execution of the Deposit Agreement. On the Closing Date or the Additional Closing Date, as the case may be, the Depositary shall deliver all or any portion of the Securities that the Representatives request in the form of ADSs to the accounts instructed by the Representatives.

(t)    Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9.    Indemnification and Contribution.

(a)    Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act, any Written Testing-the-Waters Communication, any road show as defined in Rule 433(h) under the Securities Act (a “road show”), the Argentine Informational Prospectus (or any amendment or supplement thereto), or any Pricing Disclosure Package (including any Pricing Disclosure Pack-age that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(b)    Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Offered Securities to be sold by such Selling Stockholder hereunder agrees to indemnify and hold harmless each Underwriter, its affiliates, directors, officers, employees, agents and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication or the Pricing Disclosure Package; it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below.

(c)    Indemnification of the Company and the Selling Stockholders. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act and each of the Selling Stockholders to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto) any Issuer Free Writing Prospectus, any Written Testing-the-Waters Communication, any road show or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended); it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the information contained in the, fourth and twelfth through fourteenth paragraphs under the caption “Underwriting”, provided that the aggregate liability of each Underwriter under this subsection (c) shall in no event exceed the net underwriting discounts and commissions (after fees and expenses) received by such Underwriter with respect to the offer of the Offered Securities.

(d)    Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to the preceding paragraphs of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under the preceding paragraphs of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person and any others entitled to indemnification pursuant to this Section that the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Selling Stockholders or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than thirty (30) days after receipt by the Indemnifying Person of such request and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e)    Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Offered Securities, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling stockholder, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (before deducting expenses) received by the Selling Stockholders from the sale of the Offered Securities and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(f)    Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to paragraph (e) were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of paragraphs (e) and (f), in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Offered Securities exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to paragraphs (e) and (f) are several in proportion to their respective purchase obligations hereunder and not joint. For purposes of this Section 9, each affiliate, director, officer, employee and agent of an Underwriter and each person, if any, who controls and Underwriter within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as such Underwriter, and each director and officer of the Company, and each person, if any, who controls the Company within the meaning of the Securities Act and the Exchange Act shall have the same rights to contribution as the Company.

(g)    Non-Exclusive Remedies. The remedies provided for in this Section 9 paragraphs (a) through (f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity.

10.    Effectiveness of Agreement. This Agreement shall become effective as of the date first written above.

11.    Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and on or prior to the Closing Date or, in the case of the Additional Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, The Nasdaq Stock Market or the BYMA; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by U.S. federal or New York State authorities or by Argentine authorities; (iv) any material change in Argentine taxation, any material change in the currency exchange rate between the U.S. dollar and the Argentine peso or if Argentina reinstates or imposes new material exchange controls; or (v) there shall have occurred any outbreak or escalation of hostilities or any change in the U.S., Argentine or international financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Offered Securities on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12.    Defaulting Underwriter.

(a)    If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Offered Securities that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Offered Securities by other persons satisfactory to the Company and the Selling Stockholders on the terms contained in this Agreement. If, within thirty-six (36) hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Offered Securities, then the Company and the Selling Stockholders shall be entitled to a further period of thirty-six (36) hours within which to procure other persons satisfactory to the non-defaulting Underwriters to purchase such Offered Securities on such terms. If other persons become obligated or agree to purchase the Offered Securities of a defaulting Underwriter, either the non-defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five (5) full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Offered Securities that a defaulting Underwriter agreed but failed to purchase.

(b)    If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Offered Securities to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Offered Securities that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Offered Securities that such Underwriter agreed to purchase on such date) of the Offered Securities of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c)    If, after giving effect to any arrangements for the purchase of the Offered Securities of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Offered Securities that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Offered Securities to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Offered Securities on the Additional Closing Date, as the case may be, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13 hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d)    Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13.    Payment of Expenses.

(a)    Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company and the Selling Stockholders, jointly and severally, will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Offered Securities and any taxes payable in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing each of the Transaction Documents; (iv) the fees and expenses of the Company’s and the Selling Stockholders’ U.S. and local counsel and independent accountants; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Offered Securities under laws of such jurisdictions as the Representatives may designate with the prior approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed) and the preparation, printing and distribution of a Blue Sky Memorandum (including the related reasonable and documented fees and expenses of counsel for the Underwriters); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any transfer agent and any registrar; (viii) application fees incurred in connection with any filing with, and clearance of the offering by, FINRA and by the CNV regarding the offer of the Argentine Shares in Argentina; (ix) all expenses incurred by the Company and the Selling Stockholders in connection with any “testing-the-waters” or “road show” presentation to potential investors; and (x) all expenses and application fees related to the listing of the Offered Securities on the NYSE.

(b)    If (i) this Agreement is terminated pursuant to Section 11, (ii) the Company or the Selling Stockholders for any reason fail to tender the Offered Securities for delivery to the Underwriters or (iii) the Underwriters decline to purchase the Offered Securities for any reason permitted under this Agreement, the Company and the Selling Stockholders agree to reimburse the Underwriters for all out-of-pocket costs and expenses reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby.

(c)    The Company and the Selling Stockholders shall enter into an agreement amongst themselves for the reimbursement of expenses set forth in this Agreement.

14.    Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to herein, and the affiliates of each Underwriter referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Offered Securities from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15.    Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Offered Securities and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

16.    Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City or in Argentina; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act.

17.    Compliance with USA Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company and each Selling Stockholder, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

18.    Miscellaneous.

(a)    Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication.

Notices to the Underwriters shall be given to the Representatives c/o (i) J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, facsimile number (212) 622-8358, Attention: Equity Syndicate Desk; (ii) Merrill Lynch, Pierce, Fenner & Smith Incorporated, One Bryant Park, New York, New York 10036, Attention: Syndicate Department, facsimile number (646) 855-3073, with a copy to ECM Legal, facsimile number (212) 230-8730.

Notices to the Company shall be given to Central Puerto S.A., Avda. Thomas Edison 2701, City of Buenos Aires, Argentina; Attention: Fernando Bonnet with a copy to Cleary Gottlieb Steen & Hamilton LLP, One Liberty Plaza, New York, New York 10006, Attention: Andrés de la Cruz and Emilio Minvielle, facsimile number (212) 225-3999.

Notices to the Selling Stockholders shall be given as set forth in Schedule 2 hereto.

(b)    Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York.

(c)    Judgment Currency. The Company and each Selling Stockholder agree to indemnify each Underwriter, its directors, officers, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss incurred by such Underwriter as a result of any judgment or order being given or made for any amount due hereunder and such judgment or order being expressed and paid in a currency (the “judgment currency”) other than U.S. dollars and as a result of any variation as between (i) the rate of exchange at which the U.S. dollar amount is converted into the judgment currency for the purpose of such judgment or order, and (ii) the rate of exchange at which such indemnified person is able to purchase U.S. dollars with the amount of the judgment currency actually received by the indemnified person. The foregoing indemnity shall constitute a separate and independent obligation of the Company and each Selling Stockholders and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, the relevant currency.

(d)    Waiver of Immunity. To the extent that the Company or any Selling Stockholders have or hereafter may acquire any immunity (sovereign or otherwise) from jurisdiction of any court of (i) Argentina, or any political subdivision thereof, (ii) the United States or the State of New York or (iii) any jurisdiction in which it owns or leases property or assets or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution, set-off or otherwise) with respect to themselves or their respective property and assets or this Agreement, the Company and each Selling Stockholder hereby irrevocably waive such immunity in respect of its obligations under this Agreement to the fullest extent permitted by applicable law. The Company and the Selling Stockholders hereby irrevocably waive the right to require the Underwriters to post any security for litigation costs or otherwise post a performance bond or guarantee (excepción de arraigo or cauto judicatum solvi) or to take any similar action in any proceeding in Argentina and further waives any right it may have to require the Underwriters to be registered in Argentina pursuant to Article 118 of the Argentine Companies law (Ley General de Sociedades No. 19,550) as amended, and other provisions thereof, or to be in any other manner registered before any argentine governmental authority in any action or proceeding initiated against the Company or the Selling Stockholders in Argentina solely by reason of the execution, delivery, performance or enforcement of this Agreement, the transactions contemplated hereby or the Shares.

(e)    Submission to Jurisdiction. Each of the Company and the Selling Stockholders hereby irrevocably and unconditionally submit to the exclusive jurisdiction of the U.S. federal and New York state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Selling Stockholders waive any objection which it may now or hereafter have to the laying of venue of any such suit or proceeding in such courts. Each of the Company and the Selling Stockholders agree that final judgment in any such suit, action or proceeding brought in such court shall be conclusive and binding upon the Company and each Selling Stockholder, as applicable, and may be enforced in any court to the jurisdiction of which Company and each Selling Stockholder, as applicable, is subject by a suit upon such judgment. The Company and each Selling Stockholders irrevocably appoint CT Corporation, located at 111 Eighth Avenue, 13th Floor, New York, NY 10011, as its authorized agent in the Borough of Manhattan in The City of New York upon which process may be served in any such suit or proceeding, and agrees that service of process upon such authorized agent, and written notice of such service to the Company or any such Selling Stockholder, as the case may be, by the person serving the same to the address provided in this Section 18(e), shall be deemed in every respect effective service of process upon the Company and such Selling Stockholder in any such suit or proceeding. Each of the Company and the Selling Stockholders hereby represent and warrant that such authorized agent has accepted such appointment and has agreed to act as such authorized agent for service of process. Each of the Company and the Selling Stockholders further agree to take any and all action as may be necessary to maintain such designation and appointment of such authorized agent in full force and effect for a period of seven years from the date of this Agreement.

(f)    Waiver of Jury Trial. Each of the parties hereto hereby waives any right to trial by jury in any suit or proceeding arising out of or relating to this Agreement.

(g)    Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(h)    Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(i)    Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

[Signature page follows]

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

CENTRAL PUERTO S.A.

By:
Name:
Title:

By:
Name:
Title:

As attorney-in-fact acting on behalf of Eduardo José Escasany

By:
Name:
Title:

As attorney-in-fact acting on behalf of Cantomi Uruguay S.A.

By:
Name:
Title:

As attorney-in-fact acting on behalf of Cinco Vientos Uruguay S.A.

By:
Name:
Title:

As attorney-in-fact acting on behalf of Polinter S.A.

By:
Name:
Title:

As attorney-in-fact acting on behalf of Cristina Teresa Miguens

By:
Name:
Title:

As attorney-in-fact acting on behalf of each of María Luisa Barbara Miguens and Gonzalo Tanoira

By:
Name:
Title:

As attorney-in-fact acting on behalf of each of Facundo de la Fuente and María Inés Fitte

By:
Name:
Title:

As attorney-in-fact acting on behalf of each of Mark Patrick Dunfoy, Christopher Mary Masterson, Christopher Jason Gatenby, Vincent Gerald O’Brien

By:
Name:
Title:

As attorney-in-fact acting on behalf of Guillermo Pablo Reca

By:
Name:
Title:

Accepted: As of the date first written above

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

Accepted: As of the date first written above

Merrill Lynch, Pierce, Fenner & Smith
Incorporated
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

Accepted: As of the date first written above

Morgan Stanley & Co. LLC
For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Authorized Signatory

Schedule 1

Underwriter	Number of Firm Shares(1)	Number of Additional Shares(1)
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC

Total

(1)	At the option of the Underwriters, the Securities may be delivered by the Selling Stockholders to the account of the Custodian in Argentina. Upon instruction from the Representatives, the Depositary shall issue and deliver ADSs to the Underwriters.

Schedule 1 - 1

Schedule 2

Selling Stockholder:	Number of Firm Shares(1):	Number of Additional Shares(1):
Eduardo José Escasany
Cristina Teresa Miguens
Guillermo Pablo Reca
Cantomi Uruguay S.A.
Polinter S.A
Facundo de la Fuente
María Inés Fitte
María Luisa Barbara Miguens
Gonzalo Tanoira
Mark Patrick Dunfoy
Christopher Mary Masterson
Christopher Jason Gatenby
Vincent Gerald O’Brien
Cinco Vientos Uruguay S.A

Total

(1)	At the option of the Underwriters, the Securities may be delivered by the Selling Stockholders to the account of the Custodian in Argentina. Upon prior instruction from the Representatives, the Depositary shall issue and deliver ADSs to the Underwriters.

Notices (per Section 18(a)):

Eduardo José Escasany

[Adress/Fax Number/Copy to]

Cristina Teresa Miguens

[Adress/Fax Number/Copy to]

Guillermo Pablo Reca

[Adress/Fax Number/Copy to]

Cantomi Uruguay S.A.

[Adress/Fax Number/Copy to]

Polinter S.A.

[Adress/Fax Number/Copy to]

Facundo de la Fuente

[Adress/Fax Number/Copy to]

Schedule 2 - 1

María Inés Fitte

[Adress/Fax Number/Copy to]

Gonzalo Tanoira

[Adress/Fax Number/Copy to]

Mark Patrick Dunfoy

[Adress/Fax Number/Copy to]

Christopher Mary Masterson

[Adress/Fax Number/Copy to]

Christopher Jason Gatenby

[Adress/Fax Number/Copy to]

Vincent Gerald O’Brien

[Adress/Fax Number/Copy to]

Cinco Vientos Uruguay S.A.

[Adress/Fax Number/Copy to]

Schedule 3 - 1

Schedule 3

Significant Subsidiaries

1.	Central Vuelta de Obligado S.A.

2.	Proener S.A.U.

3.	CP Renovables S.A.

4.	CP Achiras II S.A.U. (formerly CP Güemes S.A.U.)

5.	CP Patagones S.A.U.

6.	CP La Castellana S.A.U.

7.	CP Achiras S.A.U.

8.	Parques Eólicos Australes S.A.

9.	Central Aimé Painé S.A.

10.	Termoeléctrica José de San Martín S.A.

11.	Termoeléctrica Manuel Belgrano S.A.

12.	Inversora de Gas del Centro S.A.

13.	Distribuidora de Gas del Centro S.A.

14.	Inversora de Gas Cuyana S.A.

15.	Distribuidora de Gas Cuyana S.A.

16.	Transportadora de Gas del Mercosur S.A.

Schedule 3 - 1

Annex A

a. Pricing Disclosure Package

b. Pricing Information Provided Orally by Underwriters

Annex A - 1

Annex B-1

Written Testing-the-Waters Communications

Presentation dated January 9, 2018

Annex B - 1

Annex D-1

Form of Opinion and 10b-5 Letterof U.S. Counsel

for the Company and the Selling Stockholders

Annex D - 1 - 1

Annex D-2

Form of Opinion and 10b-5 Letter of Argentine Counsel

for the Company and the Selling Stockholders

Annex D - 2 - 1

Annex D-3

Form of Opinion of Uruguayan Counsel

for Selling Stockholders

Annex D - 3 - 1

Annex D-4

Form of Opinion of English Counsel

for Selling Stockholders

Annex D - 4 - 1

Annex D-5

Form of Opinion of Counsel for the Depositary

Annex D - 5 - 1

Exhibit A

Form of Waiver of Lock-up

J.P. MORGAN SECURITIES LLC

MERRILL LYNCH, PIERCE, FENNER & SMITH

INCORPORATED

Central Puerto S.A.

        , 2018

[Name and Address of

Officer or Director

Requesting Waiver]

Dear Mr./Ms. [Name]:

This letter is being delivered to you in connection with the offering by Central Puerto S.A. (the “Company”) of common shares, par value Ps. 1.00 per share of the Company (the “Shares”), to be delivered, at the option of the Underwriters, in the form of American depositary shares (the “ADSs”), each representing ten Shares, and the lock-up letter dated            , 2018 (the “Lock-up Letter”), executed by you in connection with such offering, and your request for a [waiver] [release] dated             , 20        , with respect to              Shares.

J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated hereby agree to [waive] [release] the transfer restrictions set forth in the Lock-up Letter, but only with respect to              Shares, effective             , 2018; provided, however, that such [waiver] [release] is conditioned on the Company announcing the impending [waiver] [release] by press release through a major news service at least two business days before effectiveness of such [waiver] [release]. This letter will serve as notice to the Company of the impending [waiver] [release].

Except as expressly [waived] [released] hereby, the Lock-up Letter shall remain in full force and effect.

Yours very truly,

[Signature of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated]

[Name of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated Representatives]

Exhibit A - 1

Exhibit B

Form of Press Release

Central Puerto S.A.

            , 2018

Central Puerto S.A. (“Company”) announced today that J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, the representatives of the international underwriters in the Selling Stockholders’ recent public sale of common shares of the Company (the “Shares”), are [waiving] [releasing] a lock-up restriction with respect to              Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on             , 2018, and the Shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Exhibit B - 1

Exhibit C

FORM OF LOCK-UP AGREEMENT

            , 2018

J.P. MORGAN SECURITIES LLC

383 Madison Avenue

New York, New York 10179

Merrill Lynch, Pierce, Fenner & Smith

          Incorporated

One Bryant Park

New York, New York 10036 USA

and

Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

United States of America

As Representatives of

the several Underwriters listed in

Schedule 1 to the Underwriting

Agreement referred to below

Re:	Central Puerto S.A. – Initial Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as representatives of the several Underwriters (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) with Central Puerto S.A., an Argentine corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common shares, par value Ps. 1.00 per share, of the Company (the “Shares”), to be delivered, at the option of the Underwriters, in the form of American depositary shares (the “ADSs”), each representing ten Shares. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

Exhibit C - 1

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Offered Securities, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated (the “Global Coordinators”), on behalf of the Underwriters, the undersigned will not, during the period beginning on the date of this letter agreement (this “Letter Agreement”) and ending 180 days after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or any securities convertible into or exercisable or exchangeable for Shares (including without limitation, ADSs, or such other securities which may be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the U.S. Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Shares, including ADSs, or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Shares, including ADSs, or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any Shares, or any security convertible into or exercisable or exchangeable for Shares, including ADSs, without the prior written consent of the Global Coordinators, in each case other than (A) the Offered Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of Shares as a bona fide gift or gifts, (C) transfers or distributions of Shares to members or stockholders or subsidiaries or affiliates of the undersigned, (D) transfers of Shares to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that any such transfer shall not involve a disposition for value, (E) transfers of Shares, ADSs or other share capital of the Company to another person who has executed and delivered to the Representatives prior to January 15, 2018 a lock-up letter substantially in the form of this Letter Agreement and (F) Shares acquired in transactions after the closing of the Offering; provided that, in the case of any transfer or distribution pursuant to clause (B), (C) or (D), each donee or distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this paragraph; and provided, further, that, in the case of any transfer or distribution pursuant to clause (B), (C), (D) (E) and (F), no filing by any party (donor, donee, transferor or transferee) under the U.S. Securities Exchange Act of 1934, as amended, the Argentine Securities Rules (except for any notification pursuant to Section 99 of the Argentine Capital Markets Law No. 26,831 and applicable regulations) or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. If the undersigned is an officer or director of the Company, the undersigned further agrees that the foregoing provisions shall be equally applicable to any Company directed Shares the undersigned may purchase in the Public Offering.

Exhibit C - 2

If the undersigned is an officer or director of the Company, (i) the Global Coordinators, on behalf of the Underwriters agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of Shares, the Global Coordinators, on behalf of the Underwriters, will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Global Coordinators on behalf of the Underwriters hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective by February 12, 2018, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for the Shares and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York.

Very truly yours,
NAME OF STOCKHOLDER, DIRECTOR OR OFFICER

By:
Name:
Title:

Exhibit C - 3

Exhibit D

LOCKUP PARTIES

•	Jorge Carlos Bledel

•	Juan José Salas

•	Osvaldo Arturo Reca

•	Miguel Dodero

•	Gonzalo Alejandro Pérès Moore

•	Gonzalo Sundblad

•	Rufino Escasany

•	Jorge Eduardo Villegas

•	Cristian Lopez Saubidet

•	Mario Luis Espada

•	Eduardo Luis Nitardi

•	Liliana Amelia Murisi

•	Enrique Gonzalo Ballester

•	Justo Pedro Sanez

•	Marcelo Atilio Suvá

•	Juan Carlos Martín Casas

•	Diego Fernando Miguens

•	Mario Elizalde

•	Alejandro Joaquín de Anchorena

•	Eduardo José Escasany

•	Pablo Javier Vega

Exhibit D - 1

•	Juan Pablo Gauna Otero

•	Pablo Hourbeigt

•	Jorge Rauber

•	Fernando Roberto Bonnet

•	José María Saldungaray

•	José Manuel Pazos

•	Rubén Omera López

•	Hector Sergio Falzone

•	Leonardo Marinaro

•	Javier Alejandro Torre

•	Rubén Vázquez

•	Alberto Francisco Minicci

•	Tronador Holding Ltd.

•	Guillermo Pablo Reca

•	Facundo de la Fuente

•	María Inés Fitte

•	Maria Luisa Barbara Miguens

•	Gonzalo Tanoira

•	Mark Patrick Dunfoy

•	Christopher Mary Materson

•	Christopher Jason Gatenby

•	Vincent Gerald O’Brien

•	Cinco Vientos Uruguay S.A.

•	Federico Sainz de Vicuña

Exhibit D - 2

•	Nicolás Caputo

•	María Olivera

•	Antonio Caputo

•	Plusener S.A.

Exhibit D - 3